UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2006

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 30, 2006, a subsidiary of Westlake Chemical Corporation (the “Company”) completed its acquisition (the “Acquisition”) of the polyethylene and Epolene polymer businesses of Eastman Chemical Company (“Eastman”) headquartered in Longview, Texas, related assets and a 200-mile ethylene pipeline from Mt. Belvieu, Texas to Longview, Texas. The business and assets were acquired by the Company pursuant to an Acquisition Agreement entered into with Eastman on October 9, 2006. The $255 million purchase price for the Acquisition is subject to a working capital adjustment and was funded from current cash balances.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included with this report but will be filed by amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K are not included with this report but will be filed by amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Acquisition Agreement dated as of October 9, 2006 by and between Westlake Longview Corporation (formerly Westlake NG II Corporation) and Eastman Chemical Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Westlake Chemical Corporation filed with the Securities and Exchange Commission on October 12, 2006 (File No. 001-32260)).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ ALBERT CHAO
Albert Chao
President and Chief Executive Officer

Date: December 5, 2006

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Acquisition Agreement dated as of October 9, 2006 by and between Westlake Longview Corporation (formerly Westlake NG II Corporation) and Eastman Chemical Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Westlake Chemical Corporation filed with the Securities and Exchange Commission on October 12, 2006 (File No. 001-32260)).

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